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PART I.  FINANCIAL INFORMATION

GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

       ASSETS
                                                     July 31,     October 31,
                                                     1995         1994
CURRENT ASSETS
      Cash and short term investments                $ 22,713     $ 29,543
      U.S. and Canadian government securities
       --at amortized cost which approximates market   19,770       23,970
      Trade accounts receivable--less allowance
       of $989 for doubtful items                      67,333       69,501
      Inventories, at the lower of cost (prin-
       cipally last-in, first-out) or market           69,591       50,944
      Prepaid expenses and other                       14,492       14,384


       Total current assets                           193,899      188,342


LONG TERM ASSETS
      Cash surrender value of life insurance            2,678        2,618
      Interest in partnership                           1,091        1,091
      Other long term assets                            7,937        5,853


                                                       11,706        9,562


PROPERTIES, PLANTS AND EQUIPMENT -- at cost
      Timber properties -- less depletion               4,257        3,639
      Land                                             10,538       10,521
      Buildings                                       105,754       99,936
      Machinery, equipment, etc.                      301,302      291,426
      Construction in progress                         31,847       18,136
      Less accumulated depreciation                  (218,680)    (202,488)


                                                      235,018      221,170


                                                     $440,623     $419,074

See accompanying Notes to Consolidated Financial Statements.
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GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

   LIABILITIES AND SHAREHOLDERS' EQUITY
                                                     July 31,     October 31,
                                                     1995         1994
CURRENT LIABILITIES
   Accounts payable                                  $ 27,908     $ 32,948
   Current portion of long term obligations             2,242          249
   Accrued payrolls and employee benefits               9,946        7,082
   Accrued taxes--general                               1,213        1,952
   Taxes on income                                        312          713


    Total current liabilities                          41,621       42,944


LONG TERM OBLIGATIONS (interest rates from
   4.81% - 8.00%; payable to 2000)                      8,180       27,966

OTHER LONG TERM LIABILITIES                            18,016       14,265

DEFERRED INCOME TAXES                                  11,283        6,960


    Total long term liabilities                        37,479       49,191



SHAREHOLDERS' EQUITY (Note 1)
   Capital stock, without par value                     9,034        9,034
    Class A Common Stock:
     Authorized 32,000,000 shares;
      issued 21,140,960 shares;
      in treasury 10,267,788 shares;
      outstanding 10,873,172 shares
    Class B Common Stock:
     Authorized and issued 17,280,000 shares;
      in treasury 4,078,207 shares;
      (3,967,226 in 1994)
      outstanding 13,201,793 shares
      (13,312,774 in 1994)

   Earnings retained for use in the business          356,444      321,583
   Cumulative translation adjustment                   (3,955)      (3,678)


                                                      361,523      326,939


                                                     $440,623     $419,074

See accompanying Notes to Consolidated Financial Statements.
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GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts)
                        Three Months Ended July 31, Nine Months Ended July 31,
                              1995       1994       1995       1994
Sales and other income
  Net sales                   $184,159   $147,629   $539,086   $416,317
Other income:
  Gain on sales of
   timber and timber
   properties                    1,402        992      6,119      2,860
  Interest, oil royalties
   and other                     1,553      1,577      4,184      4,151

                               187,114    150,198    549,389    423,328

Costs and expenses
  Cost of products sold        138,011    121,604    417,569    347,967
  Selling, general and
   administrative               19,911     14,187     54,153     42,891
  Interest                         104        456        820      1,103


                               158,026    136,247    472,542    391,961


Income before income taxes      29,088     13,951     76,847     31,367
Taxes on income                 11,500      5,250     29,000     11,750


Net income                    $ 17,588   $  8,701   $ 47,847   $ 19,617


Net income per share (based on the average number of shares outstanding during the period, adjusted for two-for-one stock split):


  Based on the assumption that earnings were allocated to Class A and Class B Common Stock to the extent that dividends were actually paid for the year and the remainder were allocated as they would be received by shareholders in the event of liquidation, that is, equally to Class A and Class B shares, share and share alike:


   Class A Common Stock          $0.71      $0.35      $1.89      $0.74
   Class B Common Stock          $0.74      $0.37      $2.05      $0.86


     Due to the special characteristics of the Company's two classes of stock (see Note 1), earnings per share can be calculated upon the basis of varying assumptions, none of which, in the opinion of management, would be free from the claim that it fails fully and accurately to represent the true interest of the shareholders of each class of stock and in the earnings retained for use in the business.

See accompanying Notes to Consolidated Financial Statements.

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GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF EARNINGS RETAINED FOR USE IN THE BUSINESS

(Dollars in thousands, except per share amounts)


      For the nine months ended July 31,       1995              1994

Balance at beginning of period                 $321,583          $298,757

Net income                                       47,847            19,617


                                                369,430           318,374


Dividends paid:
  On Class A Common Stock -- $.34
   ($.26 in 1994)                                 3,697             2,827
  On Class B Common Stock -- $.50
   ($.38 in 1994)                                 6,643             5,078


                                                 10,340             7,905


Stock acquired for treasury                       2,646             1,693


Balance at end of period                       $356,444          $308,776

See accompanying Notes to Consolidated Financial Statements.

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GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)
       For the nine months ended July 31,          1995           1994

Cash flows from operating activities:
Net income                                         $47,847        $19,617
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and depletion                       17,097         15,768
   Deferred income taxes                             4,329          4,499
 (Increase) decrease:
  Trade accounts receivable                          2,168         (5,272)
  Inventories                                      (18,647)        (3,320)
  Prepaid expenses and other                          (108)             3
  Other long term assets                            (2,144)           452
 Increase (decrease):
  Accounts payable                                  (5,040)         5,323
  Accrued payrolls and employee benefits             2,864           (109)
  Accrued taxes -- general                            (739)            57
  Taxes on income                                     (401)          (692)
  Other long term liabilities                        3,751           (310)


Net cash provided by operating activities           50,977         36,016


Cash flows from investing activities:

 Sales (purchases) of investments in government
  and short term securities                          4,200          1,872
 Purchase of properties, plants and equipment      (31,008)       (30,785)


Net cash used by investing activities              (26,808)       (28,913)


Cash flows from financing activities:

 Proceeds (payments) on long term debt             (17,793)         3,006
 Acquisition of treasury stock                      (2,646)        (1,693)
 Dividends paid                                    (10,340)        (7,905)


Net cash provided (used) by financing activities   (30,779)        (6,592)


Foreign currency translation adjustment               (220)        (1,543)


Net increase (decrease) in cash and short term
 investments                                        (6,830)        (1,032)
Cash and short term investments at beginning of
 period                                             29,543         30,827


Cash and short term investments at end of period   $22,713        $29,795

See accompanying Notes to Consolidated Financial Statements.

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